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As filed with the Securities and Exchange Commission on December ___, 1996

                                                           REGISTRATION NO. 333-

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549
                       -------------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                       -------------------------------------

                                  TMP WORLDWIDE INC.

                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                              13-3906555
(STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


                 1633 BROADWAY, 33RD FLOOR, NEW YORK, NEW YORK 10019 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (ZIP CODE))
                       -------------------------------------

                        TMP WORLDWIDE INC. 401(K) SAVINGS PLAN

                               (FULL TITLE OF THE PLAN)

                                  ANDREW J. McKELVEY
                         CHAIRMAN OF THE BOARD AND PRESIDENT
                                  TMP WORLDWIDE INC.
                 1633 BROADWAY, 33RD FLOOR, NEW YORK, NEW YORK 10019
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)
     TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (212) 977-4200
                       -------------------------------------

                           CALCULATION OF REGISTRATION FEE

                                                      PROPOSED
                                        PROPOSED       MAXIMUM
                                        MAXIMUM      AGGREGATE      AMOUNT OF
 TITLE OF SECURITIES  AMOUNT TO BE   OFFERING PRICE   OFFERING     REGISTRATION
 TO BE REGISTERED      REGISTERED     PER SHARE(2)     PRICE           FEE
--------------------  ------------    -------------   --------    -------------
Common Stock, par
 value of $.001
 per share. . . . . . 300,000 shares     $15.50      $4,650,000      $930.00

(1) This registration statement shall also cover any additional indeterminable number of shares as may be required pursuant to the TMP Worldwide Inc. 401(k) Savings Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the registration fee.

     In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests in the TMP 401(k) Savings Plan to be offered or sold pursuant to the Plan, such interests constituting separate securities required to be registered under the Act and not requiring a registration fee.



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                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) of the Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


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                                         PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE


          The following documents heretofore filed by TMP Worldwide Inc. ("Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) the description of Registrant's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on October 16, 1996 and all amendments thereto; and

          (b) Registrant's Form S-1 Registration Statement, No. 333-12471, filed September 23, 1996, as amended (the "Registration Statement").

          In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant maintains: (i) a form of Underwriting Agreement entered into in connection with the filing of the Registration Statement which provides for, under certain circumstances, the Underwriters' indemnification of officers, directors and controlling persons of the Registrant against certain liabilities, which is incorporated herein by reference to Exhibit 1.1 of the Registration Statement; (ii)


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Bylaws which limit personal liability of Registrant's directors, officers and controlling persons, to the fullest extent permitted by the General Corporation Law of the State of Delaware, which are incorporated herein by reference to
Exhibit 3.2 of the Registration Statement; and (iii) indemnification agreements with its current directors and executive officers, which are incorporated herein by reference to Exhibit 10.2 of the Registration Statement.

          The Registrant maintains directors and officers liability insurance for its directors and executive officers providing for $10 million of coverage.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          (a)  See Index to Exhibits.

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Act;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated herein by reference;

               (2) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 12 day of December, 1996.

                              TMP WORLDWIDE INC.


                              By:   /s/Thomas G. Collison
                                   ------------------------------------
                                   Thomas G. Collison
                                   Principal Financial Officer


                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Andrew J. McKelvey and Roxane Previty, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.



       SIGNATURE             TITLE                                  DATE
--------------------     -------------------------------     -------------------

 /s/Andrew J. McKelvey
----------------------   Chairman of the Board,               December 11, 1996
Andrew J. McKelvey         President and Director
                           (principal executive officer)


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 /s/Thomas G. Collison
----------------------   Vice Chairman
Thomas G. Collison         (principal financial officer)      December 11, 1996

 /s/Roxane Previty
----------------------   Chief Financial Officer
Roxane Previty             (principal accounting officer)     December 11, 1996

 /s/George R. Eisele
----------------------   Director                             December 11, 1996
George R. Eisele

 /s/John R. Gaulding
----------------------   Director                             December 11, 1996
John R. Gaulding

 /s/Graeme K. Howard
----------------------   Director                             December 11, 1996
Graeme K. Howard, Jr.

 /s/Jean-Louis Pallu
----------------------   Director                             December 11, 1996
Jean-Louis Pallu

 /s/John Swann
----------------------   Director                             December 11, 1996
John Swann

          Pursuant to the requirements of the Act, the undersigned, the duly authorized Administrative Committee of the TMP Worldwide Inc. 401(k) Savings Plan, has duly caused this registration statement to be signed on behalf of said plan, in the City of New York, New York, as of the ____ day of December, 1996.

                              TMP Worldwide Inc. 401(k) Savings Plan


                              By:  /s/John R. Gaulding
                                  --------------------------------
                                        John R. Gaulding
                                   (Member, Administrative Committee)


                              By:  /s/John Swann
                                  --------------------------------
                                         John Swann
                                   (Member, Administrative Committee)

                                  INDEX TO EXHIBITS


EXHIBIT NO.

4(a)                The TMP Worldwide 401(k) Savings Plan

5                   Opinion of Fulbright & Jaworski L.L.P.

23                  Consent of Independent Certified Public Accountants

23.1                Consent of Independent Auditors

24 Power of attorney authorizing representatives to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement on behalf of TMP Worldwide Inc. and certain directors and officers thereof (included on signature page).



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